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                     ENERGY CONVERSION DEVICES, INC.
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

                                          March 5, 1999


Dear Stockholder:

We are pleased to provide you with the 1998 Letter to Stockholders which reviews the Company's activities during the past year and the new Technology and Product Brochure which highlights the commercialization of our core products and technologies.

By now you should have received the Notice of Annual Meeting, Proxy Statement and related materials for the Company's upcoming annual meeting of stockholders, to be held at 10:00 a.m. (EST) on Thursday, March 25, 1999 at the Presidential Banquet Center, 4548 Presidential Way, Kettering, Ohio. A short distance from the meeting site is Ovonic Energy Products, Inc., GM Ovonic's recently opened and expanded nickel metal hydride battery manufacturing facility for electric and hybrid electric vehicles. Tours of Ovonic Energy will be available following the conclusion of the annual meeting.

We look forward to seeing you at the annual meeting. If you are unable to attend the meeting in person, it is nevertheless important that you vote on the proposals being presented at the meeting. In the event you have not yet signed and returned the proxy card that was previously mailed to you, please do so at your earliest opportunity. For your convenience, a duplicate proxy card and return envelope are enclosed.

Thank you again for your support.

Sincerely,


/s/ Stanford R. Ovshinsky                       /s/ Robert C. Stempel
- -------------------------------------           ----------------------------
Stanford R. Ovshinsky                           Robert C. Stempel
President and Chief Executive Officer           Chairman
















                                                                  ECVCM-CL3

ENERGY CONVERSION DEVICES, INC.
1675 West Maple Road
Troy, Michigan 48084
USA
Telephone: 248.280.1900
Fax: 248.280.1456
e-mail: ovonic@aol.com
www.ovonic.com

1998 LETTER TO STOCKHOLDERS

Dear Stockholders:

The technology invented and developed by ECD over the years has been gaining wide industry and public acceptance. Now our task is to move forward the commercialization of these technologies, making products for everyday use. Building on ECD's extensive, basic and fundamental patent portfolio, we are taking the steps towards profitability, capitalizing on the many years of investments in our inventions.

ECD, an energy and information company, has three core product areas:
- -  Information and data storage (phase-change optical and electronic memories)
- -  Energy generation (flexible, thin-film photovoltaic products)
- -  Energy storage (nickel metal-hydride batteries)

All of these product areas are based on the company's proprietary amorphous and disordered materials. An important complementary business is our Production Technology and Machine Building Division, which designs and builds many of the special machines used by ECD and its joint ventures and licensees to manufacture products. Information about ECD's products can be found in our new Technology and Products brochure.

This annual stockholder letter is a departure from those of the last several years. Prior letters, discussing the business, focused on technology and our achievements during the year. Now it's time to talk about our progress in commercialization and creating shareholder value. Let's look at each of our core product areas in detail, reviewing the past year's activities in the context of our continuing efforts towards meeting these objectives.

Information Technology -- Optical Memory

Walk into any video or electronics store and you're likely to see more and more rewritable compact disks (CD-RW) and pre-recorded digital versatile disk (DVD) titles on the shelves. Indeed, industry analysts estimate that the total DVD market will grow to a $2 billion business in the intermediate term, replacing VCR and CD-ROM applications. ECD's high-capacity phase-change optical memory technology has clearly become the technology of choice for rewritable CD and DVD, and it is the most likely near-term income growth opportunity for the company. ECD originated phase-change optical memory and has licensed this technology to leading electronic and computer companies, including Sony, Matsushita/Panasonic and Toshiba. Phase-change refers to the ability of amorphous (disordered, non-crystalline) material to be changed to an ordered crystalline state by optical or electrical means and reversed by the same process. This allows for recording and playback using digital media, much like a typical tape recorder. Phase-change rewritable technology is used in PD, CD-RW, DVD-RAM, and DVD-RW disks.

Both of the 650 megabyte rewritable optical memory disk formats -- PD and CD-RW
- -- use ECD's phase-change technology. Rewritable DVD disks are available in two data formats: DVD-RW, developed by Sony, and DVD-RAM, developed by Matsushita Electric Industrial Co. Ltd. Both use ECD's proprietary phase-change rewritable optical memory technology. While it is too early to speculate whether one format will dominate in the marketplace, ECD's patents cover disks manufactured with both formats, and both pay a royalty on the recording media based on factory sale price.

Information Technology -- Electronic Memory

In January 1999, ECD announced the formation of a joint venture between ECD and Mr. Tyler Lowrey, a world-recognized authority in semiconductor memory technology and the former vice chairman and chief technology officer of Micron Technology, Inc., of Boise, Idaho. Mr. Lowrey will be president and CEO of the new joint venture, "Nanovonics, Inc.," and Stanford R. Ovshinsky, ECD's president and CEO, will be chairman. Mr. Lowrey also has joined ECD as a vice president and director. Ovonic Unified Memory is a unique, thin-film, nonvolatile, solid-state memory that offers key competitive advantages for the microelectronic memory and embedded logic marketplace in terms of cost, performance and scaling over conventional solutions. Microelectronic memory devices are used in a wide variety of applications, including computers, cell phones, graphics-3D rendering, GPS, video conferencing, multimedia, Internet networking and interfacing, digital television, games, PDA, modems, DVD, ATM machines and pagers. ECD is very pleased with the opportunity to work with Mr. Lowrey to develop and commercialize the next advance in memory technology. In addition to the licensing potential, ECD will be able to participate in the manufacturing of the devices. The microelectronic memory market is more than $25 billion.

Energy Generation -- Photovoltaics

With events like the Kyoto Conference in 1997, world leaders are coming to the realization that alternate energy sources are necessary as a solution to global energy problems. Since the 1970s, ECD -- through its Solar Energy Division -- developed the materials and technology essential to allow a shift to solar energy, making PV -- the direct conversion of sunlight into electricity -- viable for large-scale terrestrial applications. Additional information about ECD's technology and products manufactured by our joint venture with Canon Inc. of Japan -- United Solar Systems Corp. (United Solar) -- is contained in our new Technology and Products brochure.

In January 1999, Mr. Kenneth R. Baker joined ECD as vice chairman and chief operating officer. Mr. Baker recently left General Motors after a long career, most recently as vice president and general manager of GM's Distributed Energy Business Unit. While Ken will be active in all areas of ECD's business, he will focus initially on photovoltaics and NiMH batteries for stand-alone, distributed power applications. His experience in this field will be helpful as we continue to expand our photovoltaic activities.

During 1998, United Solar increased sales by 30 percent and was able to demonstrate a number of real-world, practical applications of its solar electric lighting systems, beginning with the supply of 360 systems to electrify Anglican Churches throughout rural Uganda. United Solar's products, which are commercially offered under the Uni-Solar(R) brand name, include structural standing seam panels, architectural standing seam panels and roofing shingles. In addition to receiving the Underwriters Laboratory (UL) listing, United Solar products have passed all major product qualification tests, including The Institute of Electronics and Electrical Engineers, The International Energy Commission and ISPRA (the European equivalent of Underwriters Laboratory). All Uni-Solar Roofing products now come with a 20-year performance warranty.

Worldwide PV module shipments were 160 MW during 1998. Mr. Paul Maycock, a noted photovoltaic industry analyst, predicts that shipments could reach 640 MW in an accelerated market during 2005. United Solar has in place a five MW capacity plant in Troy, Michigan. Plans are underway to increase capacity to 25 MW to facilitate more cost-effective production.

The rapidly growing demand for telecommunication services is increasing the need for lightweight, low-cost solar panels for use on low-earth orbit satellites
(LEOS). However, the cost of launching the hundreds of satellites needed to support these applications can exceed $10,000 per pound. United Solar space PV products were developed to offer an ultra-light, low-cost alternative to conventional space PV modules made of crystalline silicon or gallium arsenide. The company's thin-film PV material exceeds the power density requirement of 100 W/kg and is well within the target cost of $30 to $60/watt established by the telecommunications industry. In addition, laboratory testing has shown that United Solar's PV products are radiation-hard and have superior performance at the high temperatures encountered in space.

In November 1998, ultra-light space solar modules were successfully installed on the MIR Space Station and are now undergoing performance testing and qualification for a variety of space applications. The modules began providing telemetric data shortly after installation, confirming their expected performance from earth-based space simulation tests, and data are being received continuously. It is anticipated that data transmission will continue for as long as MIR remains in orbit. United Solar's installation on MIR marks the first time advanced thin-film amorphous solar modules have been installed on an orbiting spacecraft.

The solar modules are the subject of a new joint development and testing program between United Solar; ECD; KVANT, the leading Russian enterprise in space PV technology; RSC Energia (Energia), a leading producer of space vehicles and manager of the MIR Space Station; and Sovlux, a Russian-American joint venture owned by ECD, KVANT and the Russian Ministry of Atomic Energy.

United Solar's ultra-light solar cells were assembled into modules by KVANT, which is responsible for the PV arrays on all the Soviet/Russian space vehicles. They were launched into space in late October by Energia and installed in November by two cosmonauts during a work session in open space.

United Solar also is continuing its aggressive development program. Among the company's current projects is a solar cell that uses a one to two mil thick Kapton(R) substrate and could result in a specific power density exceeding 2,000 W/kg, more than 10 times the power density of a conventional space-grade solar cell. United Solar's low-cost photovoltaic technology is expected to have widespread application in the international space programs and especially in planned telecommunications networks, which will depend on large constellations of low-earth orbit satellites and stratospheric platforms. This is an exciting growth area for the company. It is expected that some terrestrial applications will spin off this development such as emergency power generation and portable power systems for field operations.

Energy Storage -- NiMH Batteries

Beginning in the late 1980s, the first Ovonic nickel metal-hydride (NiMH) batteries were commercialized under license from ECD's subsidiary, Ovonic Battery Company, Inc. (Ovonic Battery), and introduced into the marketplace for portable electronics applications. Today, all significant manufacturers of small batteries are under license from Ovonic Battery, and NiMH is the battery of choice with sales of approximately 600 million batteries in 1997. The market continues to grow as consumers find the high energy, high power, rechargeable NiMH battery to be a cost-effective alternative to many other types. ECD receives a royalty on consumer batteries based on factory sales price, and while unit volume is rapidly increasing, manufacturing costs have been decreasing. While slowing the rate of royalty income growth, this also increases our market expansion.

Based on the progress in consumer batteries, we believe that larger NiMH batteries, such as those used to power electric vehicles, are on track to meet the industry cost targets established for these batteries. ECD and its Ovonic Battery subsidiary have invested significant time and money in the "Family of Batteries" development program for electric (EV) and hybrid-electric (HEV) vehicles. The batteries installed in concept vehicles were first shown in January 1998 (reference 1997 Letter to Stockholders). During the year, we have had numerous overtures from vehicle makers interested in obtaining NiMH battery packs for evaluation in both EVs and HEVs. We expect a number of these evaluations to lead to supply contracts for our joint manufacturing venture with General Motors, GM Ovonic. GM Ovonic and its wholly owned subsidiary, Ovonic Energy Products, Inc., in Kettering, Ohio (Dayton area), are currently supplying first-generation NiMH battery packs for the Chevrolet S-10 EV and the 1999 EV1. The NiMH batteries were installed in the EV1 beginning December 1998, and initial customer reaction has been overwhelmingly positive. Consider the following unsolicited customer feedback:

- - An EV enthusiast, who had been driving an early EV1 with lead-acid batteries, completed a 78-mile trip from the Hollywood Hills to Northern Malibu and back, and had 44 miles range remaining. Calling the 1999 EV1 "absolutely amazing," he said the trip "would have been impossible with the lead-acid
   EV."
- - A customer who drove from Phoenix to Tucson, Arizona, at normal highway speeds, a distance of 115 miles, had 30 miles range remaining, calling the 1999 EV1 a "revolution in range."
- -  Another EV1 driver described the performance as "awesome."

The GM 1999 EV1 utilizes a high-performance, longer-lasting GM Ovonic NiMH Generation I battery which stores more than twice the energy of a lead-acid battery for the same weight and volume. It also utilizes a second-generation electric propulsion design that reduces cost and complexity while improving performance and reliability. Typical of consumer electronic devices -- such as personal computers and cell phones--technology advances and increasing sales volumes result in lower costs. The second-generation electric drive system has one-third fewer parts than the first generation at approximately one-half the cost.

Ovonic Battery is preparing to introduce its Generation II design for the NiMH battery later this year. This advanced design with its lower cost will further help to make electric vehicles cost competitive with conventional gasoline-powered vehicles. Ovonic Battery's business plan calls for significant increases in energy and power with each next-generation NiMH battery, while at the same time reducing cost. As noted earlier, ECD is firmly committed and is on track to meet the auto industry's battery cost goal of $150 per kilowatt hour established to assure the cost competitiveness of electric vehicles. For more information about Ovonic Battery products and Ovonic NiMH technology, please refer to our new Technology and Products brochure.

In February 1998, we joined forces with EV Global Motors (EVG), a light-electric transportation company formed by former Chrysler Corporation chairman, Lee Iacocca, to accelerate the development of electric vehicles for personal transportation. Unique Mobility Corporation (UQM), a producer of electric motors and controllers, also is part of our strategic alliances. Throughout the year, ECD, EVG and UQM, working together, have explored several business opportunities that are expected to result in business arrangements mutually beneficial to all three companies.

We are continuing to find new uses and applications for the NiMH battery, especially with the larger EV and HEV battery types. To pursue these new opportunities, and to strengthen our current customer relations, Mr. Alford Harville, 46, was named senior director of marketing reporting to Ovonic Battery president, Subhash K. Dhar. Al has considerable experience in the sales and marketing of batteries, including lead acid, lithium and NiMH types, with several major international battery manufacturers.

During the year we continued to work closely with our battery partners to develop customers for the Ovonic NiMH battery. In Japan, our partner, Sanoh Industrial Co. Ltd. (Sanoh), is working closely with Honda Motor Company, Ltd. (Honda), on powerful "C" size cells for the Honda electric bicycle. Performance and range tests have outperformed other batteries, and production manufacturing has started.

In October 1998, Ovonic Battery entered into a cooperative venture agreement and a patent license with Sanyo Electric Co. Ltd. (Sanyo) of Osaka, Japan. ECD is pleased to be working with Sanyo, the world's largest manufacturer of NiMH consumer batteries. This new agreement is an important step in our overall strategy to expand volume applications for our advanced technology NiMH batteries. Sanyo has been granted a nonexclusive patent license under Ovonic Battery patents, which includes the right to sublicense Sanyo affiliates. Under the terms of the strategic agreement, Sanyo has been authorized to manufacture the following: (1) NiMH batteries for two- and three-wheel vehicles in Japan and China for worldwide sale; (2) other-use large NiMH batteries in Japan; and (3) NiMH batteries for four or more wheel OEM vehicles manufactured in Japan for domestic and export sale. Sanyo also has purchased a minority common share position, joining Honda and Sanoh as shareholders of Ovonic Battery.

Over the years, even before becoming a shareholder in Ovonic Battery, Honda has closely followed the development of the Ovonic NiMH battery for electric vehicles. We note with interest that Honda has selected Ovonic NiMH technology for each of its electric vehicles: bicycle, EV Plus four-passenger electric car and Honda VV, a two-passenger hybrid-electric vehicle. While Honda currently uses a Japan-sourced NiMH battery for its cars, we soon will be presenting our next-generation battery information to them showing the energy and power improvement along with a cost reduction.

ECD's New Board Members

We are very pleased that two outstanding individuals have agreed to serve on the ECD Board of Directors -- Mr. Kenneth R. Baker and Mr. Tyler Lowrey.

Mr. Baker, 51, ECD vice chairman and chief operating officer, recently left General Motors after a long career in which he held a range of senior positions, most notably as vice president in charge of GM's Global Research and Development activities. Most recently, he was vice president and general manager of GM's Distributed Energy Business Unit (see page three of this letter). Mr. Baker has held several important industry positions including chairman, Electric Transportation Coalition; operating officer, USCAR/PNGV; and founding chairman, USABC. He has been recognized as one of the "Top 25 R&D Leaders in the World" by the A.D. Little Company. Mr. Baker serves on the Board of AeroVironment, Inc., the company which helped develop the EV1 electric vehicle.

Mr. Lowrey, 45, is an ECD vice president and the former vice chairman of Micron Technology where he was for many years the company's chief technology officer. He is a leading world authority on semiconductor memory technology. Mr. Lowrey has more than 60 patents, more than 20 patents pending and numerous publications in the field of memory microelectronics. As noted on page two of this letter, Mr. Lowrey is president and CEO of the new joint venture company, "Nanovonics, Inc.," formed to commercialize the Ovonic Unified Memory.

ECD's Financial Results and Assets

During the past year, ECD leveraged its financial position with strategic investments in products and technology designed to improve our manufacturing base and support our product development programs. These investments have resulted in patents and proprietary know-how that have increased the intrinsic value of the company, although Generally Accepted Accounting Principles require that they be expensed.

As a result, our balance sheet does not reflect the value of our most important assets. For example, ECD's patents -- as well as our 49.98 percent interest in the United Solar joint venture (in which our joint venture partner has invested more than $58 million) and our 40 percent interest in GM Ovonic -- are not carried at any significant value on our balance sheet. Thus, it is important to review such off balance sheet asset values in fundamental terms when assessing the performance of ECD as it continues to develop its technologies and closes in on commercialization and financial reward.

Patents/Intellectual Property:          354 United States, 846 Foreign
Joint Ventures and Subsidiary:
United Solar                            Canon invested $58MM+ for its 49.98%
(49.98% owned by ECD)                   interest

GM Ovonic                               GM is investing $20 MM for its 60%
(40% owned by Ovonic Battery)           interest

Sovlux                                  KVANT & Minatom invested $15 MM+ for
(50% owned by ECD)                      their 50% interest

Ovonic Battery Company                  20+ licensees
(91.4% owned by ECD)                    Sanyo, Sanoh and Honda each purchased
                                        an interest in Ovonic Battery which
                                        values the Ovonic Battery Company at
                                        approximately $150MM

Capital Equipment:                      Replacement value is $15MM+

Tax Loss Carryforwards:                 $42 MM in reduction of future income
                                        taxes

We are certain that our stockholders agree that these assets are of enormous value and importance to the company. Despite their value not being recorded on our balance sheet, these assets -- particularly the intellectual property assets
- -- greatly enhance our ability to execute a three-pronged commercialization strategy consisting of:

- - Joint ventures and business alliances that enable ECD to dominate important growth markets;
- -  Licensing ECD products to provide a strong royalty stream; and,
- - Building our manufacturing base to bring to market materials, battery electrodes, finished products and production equipment.

As a direct result of our investment strategy, we continue to make progress in commercializing key enabling technologies for the energy and information industries.

Year 2000 Compliance Program (Y2K)

Much has been written about the "Year 2000 Problem" and the potential difficulties companies face if their information technology systems aren't adequately upgraded. ECD has an extensive review program in place to ensure that we're ready. In addition, we've requested assurances from each of our top 20 vendors and suppliers that they will be Y2K compliant by the second quarter of 1999. (For more information on this matter, see ECD's 1998 Annual Report on Form 10-K.)

ECD Investor Relations

ECD has retained the counsel and services of an experienced outside company to help increase the awareness of ECD and its products. We have begun a proactive outreach program to the financial community, and over the next 12 months we expect to meet with financial analysts and portfolio managers in the major capital market centers in the U.S. Management has participated in a number of media opportunities, and it will continue to do so in 1999 in an attempt to raise awareness of ECD and its technology with the general public and investment community.

In Closing

One of our long-serving directors, Mrs. Haru Reischauer, passed away on September 23, 1998. She was an exceptional and gifted person. Haru and Edwin Reischauer, a former ECD director and U.S. Ambassador to Japan, played a crucial and historical role in fostering understanding and cultivating a positive relationship between Japan and the United States. We will miss her greatly.

We have continued to make progress during this past year in the fields of phase-change memories and switching, thin-film photovoltaics and nickel metal-hydride batteries. These fields have led to the creation of new growth industries based on our core products, thanks to the dedication and hard work of our talented colleagues and employees. We appreciate the efforts and support of our board of directors whose members contributed to our progress, and we thank our stockholders for their support.

/s/ S.R. Ovshinsky                             /s/ Robert C. Stempel
- -----------------------------------            --------------------------------
S. R. Ovshinsky                                R. C. Stempel
President and Chief Executive Officer          Chairman

February 1999


Stockholders are encouraged to read the Company's Annual Report on Form 10-K for its fiscal year ended June 30, 1998 carefully, including the information contained in the section Cautionary Statement for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995.

Stanford R. Ovshinsky, President, Chief Executive Officer and Director, ECD; Chief Executive Officer and Director, Ovonic Battery; President, Chief Executive Officer and Director, United Solar Systems Corp.; Member, Board of Managers of GM Ovonic L.L.C.; Co-Chairman of the Board of Directors, Sovlux; Chairman, ECD's new electronic memory joint venture

Robert C. Stempel, Chairman of the Board and Executive Director, ECD; Chairman, Ovonic Battery; Member, Board of Managers of GM Ovonic L.L.C.; former Chairman and Chief Executive Officer, General Motors Corp.

Kenneth R. Baker, Vice Chairman, Chief Operating Officer and Director, ECD; former Vice-President, General Motors Corp. and General Manager of GM Distributed Energy Business Unit

Iris M. Ovshinsky, Ph.D., Vice President and Director, ECD; Director and Secretary, Ovonic Battery

Nancy M. Bacon, Senior Vice President and Director, ECD; Director, United Solar Systems Corp.; Director, Sovlux

Umberto Colombo, Ph.D., Director, ECD; Chairman of the Scientific Councils of the ENI Enrico Mattei Foundation and of the Instituto Per l'Ambiente, Italy; former Chairman of ENEA (Italian National Agency for New Technology, Energy and Environment)

Hellmut Fritzsche, Ph.D., Vice President and Director, ECD; retired Professor of Physics and former Chairman of the Department of Physics, The University of Chicago

Joichi Ito, Director, ECD; President of Digital Garage KK and Transoceanic Ventures, Inc., Japan; board member PSINet Japan KK

Seymour Liebman, Director, ECD; Director, United Solar Systems Corp.; Executive Vice President and General Counsel, Canon U.S.A., Inc.

Tyler Lowrey, Vice President and Director, ECD; President and Chief Executive Officer, ECD's new electronic memory joint venture; former Vice Chairman of Micron Technology, Inc., Boise, Idaho

Walter J. McCarthy, Jr., Director, ECD; retired Chairman and Chief Executive Officer of Detroit Edison, Detroit, Michigan

Florence I. Metz, Ph.D., Director, ECD; Director, Ovonic Battery; retired Project Manager for Business and Strategic Planning, Inland Steel, East Chicago, Indiana

Nathan J. Robfogel, Director, ECD; Vice President for University Relations, Rochester Institute of Technology, Rochester, New York; retired Partner, Harter, Secrest & Emery, Rochester, New York

Stanley K. Stynes, Ph.D., Director, ECD; retired Professor and former Dean, College of Engineering, Wayne State University, Detroit, Michigan

Subhash K. Dhar, President, Chief Operating Officer and Director, Ovonic Battery

Marvin S. Siskind, Vice President and Patent Counsel, ECD

Ghazaleh Koefod, Secretary, ECD

Roger John Lesinski, General Counsel, ECD

Stephan W. Zumsteg, Treasurer, ECD

Outside Legal Counsel                   Auditors
Jenner & Block                          Deloitte & Touche LLP
Chicago, Illinois                       Detroit, Michigan

Outside Patent Counsel                  Transfer Agent
Lawrence G. Norris                      EquiServe as servicing agent for
Bonsall, California                     State Street Bank & Trust Company
                                        P.O. Box 8200
                                        Boston, Massachusetts 02266-8200
                                        800.257.1770




ECVCM-LS-98

(Front Cover)

ENERGY CONVERSION DEVICES, INC.

Technology and Products based on Amorphous and Disordered Materials

Pictures of a silicon wafer with patterning, the flexible thin-film photovoltaic roofing shingles, and of traffic on a highway.

(Flap to Front Cover)

OVONIC

Pictures of:

Phase-change optical and electronic memories

Flexible thin-film photovoltaic products

Nickel metal-hydride batteries

Specialized manufacturing equipment

(Flap to Inside Front Cover)

ALONG THE WAY

ECD Founded in 1960

Energy Conversion Laboratories
Incorporated July 12, 1961, in the State of New York
Located at 14121 West McNichols, Detroit, Michigan

Pictures of miscellaneous products in connection with the Company's technologies:

1960s--Information
The Switch That Started It All
Evolution of amorphous semiconductor memories

1960s--Energy
From the beginning: solar, hydrogen and amorphous and disordered materials

1970s
Materials to Products
Part of the early business plan -- the end products from ECD's inventions

Imaging films

Amorphous solar cell is flexible and adaptable

1980s

(Right) Sovonics Ultralight(TM) solar modules

(Below) Strip of Sovonics shingles that can be easily installed on roofs, providing enough energy to supply electricity to homes and commercial installations

1982
Ovonic Battery Company founded

1980s
Ovonic consumer NiMH batteries

1985
Optical phase-change memory
First commercial use of Ovonic phase-change optical recording technology

(Inside Cover)

Pictures of miscellaneous products in connection with the Company's technologies:

1990
ECD and Canon form United Solar

Ovonic EV and industrial NiMH cells

1992
ECD awarded the first USABC contract to develop EV batteries

1993
First application of Ovonic EV NiMH battery pack in Chrysler TE van

1994
GM Ovonic formed to manufacture NiMH EV batteries

1996
Four-passenger car with Ovonic NiMH batteries wins Tour de Sol Race -- 373 miles on a single charge

1996
United Solar opens 5 MW photovoltaic manufacturing plant

1997
Four-passenger car equipped with Ovonic NiMH batteries drives from Boston to New York City--216 miles--on a single charge

1997
Family of Ovonic Batteries introduced

1997
Industry recognizes ECD phase-change technology

1998
United Solar ultralight photovoltaic material is installed on the MIR space station

1998
First GM Ovonic NiMH batteries are installed in EV1 electric vehicles for lease customers

UNI-SOLAR(R)  products covered by 20-year warranty

1999
High data density electronic memory using multi-bit storage

Time Magazine featured Stanford R. Ovshinsky as a "Hero for the Planet"

 (Page 1)

Welcome to Energy Conversion Devices.
This brochure will acquaint you with ECD's wide array of innovative technologies and products. We are a global company and a world leader in the development of amorphous and disordered materials. Our extensive and dominating patent portfolio consists of 354 issued U.S. patents and 846 foreign counterparts in three core product areas:

- - Information technology, data storage & switches (phase-change optical and electronic memories)
- -  Energy generation (flexible, thin-film photovoltaic products)
- - Energy storage (nickel metal-hydride batteries and other hydrogen-storage devices)

The following pages will explain technologies originated at ECD and their advantages; describe the many products made possible by these enabling technologies; and introduce the ECD team, the people who make it happen.

/s/S.R. Ovshinsky                        /s/Iris M. Ovshinsky
- ---------------------------------        ------------------------------------
Stanford R. Ovshinsky                    Iris M. Ovshinsky
President and CEO                        Vice President

(Page 2)

Products and Technologies

INFORMATION TECHNOLOGIES

Optical Memory Materials

Manufacturing and Sales
Licensees:
- -  Sony
- -  TDK Corp.
- -  Teijin
- -  Matsushita
- -  Hitachi
- -  Plasmon
- -  Toray
- -  Toshiba
- -  IBM
- -  Asahi Chemical
- -  Polaroid
- -  ITRI
- -  Others in negotiation

Products and Major Markets
- -  CD-RW optical disks
- -  DVD-RAM and DVD-RW optical disks
- -  PD optical disks

Patents: 15 U.S. and 58 foreign

Microelectronics

Nanovonics, Inc., joint venture with Tyler Lowrey to commercialize Ovonic thin-film, nonvolatile semiconductor memory and logic devices:
- -  Ovonic Unified Memory to replace DRAM, SRAM and Flash EEPROM
- -  Neural networks
- -  Thin-film logic
- -  Thin-film AMLCD pixel addressing

Patents: 28 U.S. and 101 foreign


ENERGY GENERATION

Photovoltaics

Manufacturing and Sales
Joint ventures:
- -  United Solar (with Canon Inc.)
- -  Sovlux (Kvant and Minatom in Russia)

Licensee:
- -  Canon

Products and Major Markets
- -  Solar roofing--solar shingles and metal roofing
- -  Remote power for developing nations
- -  Battery charging--marine applications and portable electronics
- -  Telecommunications and space applications
- -  Stand-by power
- -  Grid-connected distributed power
- -  Centralized (utility) power generation

Inventors of roll-to-roll continuous-web, triple-junction manufacturing technology.

Patents: 165 U.S. and 622 foreign

(Page 2 continued)

ENERGY STORAGE

Nickel Metal-Hydride Batteries

Manufacturing and Sales
Ovonic Battery Company, an ECD subsidiary, is responsible for formation of strategic alliances, battery packs, materials development and electrode manufacturing.

Joint ventures:
- -  GM Ovonic (EV and HEV batteries)
- -  Sovlux (all batteries)

Licensees for portable electronics batteries:
- -  Hitachi-Maxell
- -  Harding Energy
- -  Canon
- -  LG Chemical
- -  Walsin
- -  Furukawa
- -  Varta
- -  Samsung
- -  Matsushita/Panasonic (limited license)
- -  GP Batteries
- -  Eveready
- -  Japan Storage
- -  Three other major Japanese manufacturers

Licensees for EV and HEV batteries:
- -  GM Ovonic
- -  Sanoh (HEVs in Japan)
- -  Sanyo (limited to Japan)
- -  Saft
- -  Nan Ya Plastics
- -  Walsin
- -  Hyundai

Products and Major Markets
- -  Portable electronics
- -  Electric scooters and bicycles
- -  Electric vehicles (EVs)
- -  Hybrid electric vehicles (HEVs)
- -  Lawn and garden products
- -  Various other industrial, commercial and residential applications
- -  Backup power
- -  Telecommunications
- -  Utility storage

Patents: 53 U.S. and 233 foreign

MACHINE AND MANUFACTURING TECHNOLOGY

Design and fabricate production equipment, pilot production lines, R&D equipment, coating machinery and hydride storage containers for in-house use, commercial customers, licensees, joint ventures (United Solar and GM Ovonic) and other strategic partners.

Patents: 68 U.S. and 179 foreign

(Page 3)

OVERVIEW

New Industries Through New Materials

Energy Conversion Devices, Inc. (ECD), is a publicly-held company (NASDAQ:ENER). It was founded by Stanford R. Ovshinsky and Dr. Iris M. Ovshinsky as an outgrowth of Mr. Ovshinsky's pioneering work in the science and technology of amorphous and disordered materials.

The company's mission is to develop new industries based on new synthetic materials, products and production processes that can meet society's need for
(1) clean, renewable energy and (2) better ways to store and process information.

Over the years, ECD has developed a broad body of basic materials knowledge and process know-how. Its extensive patent portfolio of more than 350 U.S. patents and more than 800 corresponding foreign patents--including many fundamental patents--covers a wide range of materials, devices, products and production processes. These intellectual property assets put ECD in a controlling position in its chosen field and form the basis for the global strategic alliances that the company forms to commercialize its diverse technologies.

Today, ECD and its network of business partners and licensees are manufacturing cutting-edge products in three rapidly-growing global markets: information technology, energy generation and energy storage. ECD designs and builds manufacturing machinery that incorporates its proprietary production processes; maintains ongoing research and development programs to continually improve its products; and develops new applications for its technologies.

Picture of the Central Analytical Lab.
(Caption:)
ECD's well-equipped Central Analytical Laboratory characterizes proprietary new materials resulting from the company's product development activities

Map of the world
(Caption:)
ECD has a worldwide business strategy

(Page 4)

INFORMATION TECHNOLOGY

New Materials Enabling Advanced Data Storage Products

ECD has developed a number of key technologies in the field of information processing. The company has developed products for data input (image scanners), data output (copier and laser printer drums), data display (active-matrix flat-panel displays), and data storage (optical and electronic memory devices). Current activity is focused on data storage technologies.

Optical Memory

ECD originated phase-change erasable (PCE) high-data capacity optical memory technology and holds the basic patents in the field. PCE optical memory uses a laser to write and erase digital data on a thin film of amorphous semiconductor alloy that has been deposited onto a substrate disk. The disk- and data-reading processes are similar to those used for an ordinary CD or CD-ROM, with the significant difference that the PCE optical memory disk can be erased and rewritten up to a million times. ECD has established optical memory license agreements with 12 companies, and it is negotiating with the remaining few companies that are manufacturing phase-change optical memory products.

Licensed products are available in a number of different formats and form factors. For example, a number of ECD licensees are producing a 650-megabyte optical memory product called Phase Change Dual (PD). PD disk drives can play prerecorded CD-ROM disks as well as write, read and rewrite data on removable PD disks. In 1998, another group of ECD licensees introduced a similar rewritable product called CD-RW.

The market for these products is growing rapidly. However, the most promising applications of ECD's optical memory technology are only now emerging. A "convergence" of the information processing, communication and entertainment industries is taking place as a result of advances in digital electronics. This convergence is bringing about revolutionary changes in the way we communicate, do business, educate and entertain ourselves. Digital technology is rapidly replacing analog technologies in telephones, cameras, television and other data recording, transmission and storage applications.

One new convergence product is the rewritable digital versatile disk (DVD), which stores more than four times the data of CD-ROMs. Playback-only DVDs and drives have been commercially available since 1997, and ECD's high-capacity phase-change optical memory technology has emerged as the technology of choice for rewritable DVDs, which were introduced in 1998.

Picture of Phase Chase Dual Drive
(Caption:)
Phase-change dual (PD) drives play back prerecorded CDs and CD-ROMs and record onto erasable data disks using ECD's optical memory technology

(Page 5)

Optional Memory Disk Technologies (Chart)


Disk Type       Storage Type            Read Compatibility                      Capacity           Technology

CD         Read-only (audio)                                                    650MB (74 min.)
CD-ROM     Read-only                    CD, Photo CD, CD-R, CD-RW (after 1997)  650MB
DVD-ROM    Read-only                    CD, CD-ROM, DVD, Photo CD, CD-R,        4.7GB
                                        PD, CD-RW, DVD-RAM
DVD        Read-only (video)                                                    4.7GB (2 hrs.)
Photo CD   Write-once (images)          (no separate drive)                     650MB (100 images)
CD-R       Write-once                   CD, CD-ROM, Photo CD                    650MB
PD         Phase-change Rewritable      CD, CD-ROM, Photo CD, CD-R              650MB                ECD
CD-RW      Phase-change Rewritable      CD, CD-ROM, CD-R, Photo CD              650MB                ECD
DVD-RAM    Phase-change Rewritable      CD, CD-ROM, DVD, Photo CD, CD-R         2.7GB                ECD
                                        PD, CD-RW, DVD-ROM
DVD-RW     Phase-change Rewritable      CD, CD-ROM, DVD, Photo CD, CD-R         3.0GB                ECD
                                        PD, CD-RW, DVD-ROM


(Caption:)
ECD's phase-change technology is used in all of the rewritable products shown


Rewritable DVDs can be used (and reused) for multi-media presentations, mass data storage, electronic games, downloading from the Internet, recording full-length high-resolution movies and other programs from digital television, and other applications.

Analysts predict that DVD will be the most significant consumer electronics technology to be introduced in the 20th century because eventually it will replace videotape and provide a single device for high-capacity digital data storage. Industry forecasters project that DVDs for consumer electronics and computer storage will grow in the near-term to a $2 billion industry. There are additional large markets for these products in the photographic and medical-records industries for storing X-rays and other medical information. The large number of DVD manufacturers that currently are licensed to use ECD technology and those seeking licenses are expected to produce a steady growth in royalties to ECD.

ECD also is working on several development programs under the auspices of the U.S. Department of Commerce's Advanced Technology Program. These projects are designed to increase the performance and lower the costs of DVDs as well as develop very high-data capacity optical tape--all of which can lead to additional applications of ECD technology.

(Page 6)

Ovonic Unified Memory

All ECD phase-change memory devices use proprietary multi-element chalcogenide alloys that can exist in stable amorphous and crystalline atomic structural phases as well as in a range of "intermediate" structural states. The structural state of the alloy is changed by applying an energy pulse and is subsequently interrogated to read the stored information. In the Ovonic optical memory, a laser applies an energy pulse, and the resulting change in structure changes the material's reflectivity. The Ovonic Unified Memory (OUM) uses an electrical pulse to cause the phase change, and the change in resistance is read as stored information. The structural changes are nonvolatile, and information can be continuously written and rewritten.

ECD has formed a joint venture company, Nanovonics, Inc., with Mr. Tyler Lowrey, the former vice chairman and chief technology officer of Micron Technology, Inc., Boise, Idaho, to commercialize OUM. The joint venture has device manufacturing capability and also will license selected applications of this technology.

OUM uses a very simple, two-terminal, thin-film structure. The structural state of the thin film is changed by applying an electric pulse and is interrogated by a simple, non-destructive measurement of its two-terminal resistance. Proprietary chalcogenide alloy thin-film products now under development display very high performance characteristics that can provide the basis for a family of advanced semiconductor memory devices. They are expected to have price and performance characteristics that are not possible with conventional semiconductor technologies, and they can open up profitable new fields of use for electronic memories.

For example, the more than $25 billion market for high-speed computer system memory currently is served by conventional DRAM devices that use CMOS technology developed more than 30 years ago. Essentially all digital devices--desktop and portable computers, facsimile machines, printers, cellular phones and video games--use DRAM. New products, including emerging digital telephone systems, are expected to drive a rapid growth in demand.

ECD's proprietary OUM can functionally replace conventional DRAM with significant reductions in manufacturing cost while adding important new features such as nonvolatile data storage. The combination of lower cost and greatly enhanced functionality in a proprietary new semiconductor memory device presents an unexcelled commercial opportunity for semiconductor device manufacturers.


(Chart)
Multiple Bit Storage in One Memory Cell

(Page 7)

OUM also can be used to replace conventional Flash EEPROM-type devices that currently are used in a range of applications that includes removable solid-state memory cards for electronic cameras, computer modems and computer system boards. ECD's devices offer vastly increased programming life and significantly faster programming time.

Further development of these devices could yield a single device that is designed to replace DRAM, SRAM and computer hard drives. This would permit a radical redesign and simplification of computer architecture by eliminating the use of multiple tiers of memory. By removing the distinction between archival storage and system memory, computer code can be stored in a nonvolatile fashion and "executed in place," thereby improving computer performance and lowering costs. The technology also would allow fabrication of inter-connected, three-dimensional, multi-layer arrays to construct complex and very dense neural/synaptic networks.

Demonstrated Ovonic Unified Memory
Cell Performance Characteristics
- -  Long programming life (more than 1013 cycles)
- -  High speed (1 ns pulses)
- -  Multi-bit data storage (can reliably store 16 discrete resistance levels)
- -  Low-voltage operation pulses of less than 5 volts
- -  Compatibility with conventional silicon device processing

(Call-out:)
Industry recognizes leading role of
ECD's phase-change technology

(Call-out:)
Ovonic Unified Memory combines all the advantages of DRAM, SRAM and Flash EEPROM in a single low-cost device

(Page 8)

ENERGY GENERATION

Photovoltaics (PV) is the direct conversion of sunlight into electricity. It holds the key to solving the world's energy problems by using nondepletable and nonpolluting energy from the sun. Since the 1970s, ECD's Solar Energy Division has developed the materials and technology essential to allow a shift to the widespread use of solar energy, thereby making PV viable for large-scale terrestrial applications.

The Formation of United Solar

In 1990, two well-known high technology companies--ECD, the pioneer and leader in the field of amorphous and disordered materials, and Canon Inc., a preeminent manufacturer of business machines, photographic products and optical systems--formed a joint venture to exploit ECD's PV technology. The joint venture company, United Solar Systems Corp. (United Solar), has become the world leader in thin-film PV, and its products are marketed under the Uni-Solar(R) brand name.

United Solar was the culmination of a long-standing relationship between ECD Canon. The two partners began working together in 1986 to develop a low-cost, high-performance copier drum based on ECD's amorphous materials and deposition technology.

Canon's corporate commitment to environmental awareness and its desire to enter an emerging new field with great potential coincided with ECD's development of its proprietary amorphous silicon-based thin-film PV technology, with its unique characteristics and very low cost potential. United Solar was established as a U.S. company with the vision of becoming the world's preeminent PV company, bringing together the strengths of both parent organizations in a unique synergy of technology, manufacturing expertise and worldwide sales experience.

ECD, and later ECD/United Solar, achieved world records for efficiency in amorphous silicon solar cells. Uni-Solar products--unique lightweight, flexible, unbreakable solar panels that have proven themselves in a wide range of applications worldwide--were designed, perfected and brought to the marketplace. Uni-Solar products now include a complete line of rigid power panels for stationary applications; a line of flexible solar panels for recreational use and battery charging--the only such panels on the market; and a new line of roofing products that will have a dramatic impact on the generation of electricity worldwide.

United Solar is poised today to enhance its leadership in the thin-film solar industry. A new five megawatt solar cell production line is operating at its Troy, Michigan, plant. United Solar also has a new 60,000 square-foot facility in Tijuana, Mexico, where final assembly of its solar modules is done. To meet future demands in the rapidly-growing PV market, United Solar is planning its next expansion. The construction of a 25 to 100 megawatt facility will be the company's next step to reach its goal of making PV economically competitive with fossil fuels in the production of electric power.

Pictures of United Solar Systems Corp.
(Caption:)
United Solar headquarters in Troy, Michigan

(Page 9)

PV--Past, Present and Future

The role of PV as an energy source has evolved over several decades. From its initial, small-scale use to generate energy for space applications, solar cell arrays have become a practical necessity for most satellites, for which they provide reliable service over extended periods of time.

Continuous technological developments and lower costs also have led to a variety of terrestrial applications for PV, primarily where access to conventional electric power is either impossible or impractical. As costs decrease and building with our roofing products increases, additional uses for PV emerge. Today PV provides power in a wide variety of applications including small lighting systems and electrification of entire villages. In between is a diversity of applications that address telecommunications, health, safety, recreation, national security, agriculture and other remote power needs.

These applications have resulted in steady growth in the PV industry--now at 25 percent annually worldwide--with 1998 world shipments at 160 megawatts. This growth will continue as remote applications and niche markets expand and PV prices continue to decline.

However, these uses represent only a small portion of the market potential for PV. There are huge markets to be addressed in the large-scale generation and distribution of electricity. This is one of the world's largest businesses--with annual revenues estimated at more than $800 billion-- roughly twice the size of the worldwide automobile industry. Moreover, energy forecasters are predicting enormous growth during the next few decades and revenues in the trillions of dollars.

According to the Energy Information Administration of the U.S. Department of Energy, the world's annual consumption of electricity is expected to rise from 12 trillion kilowatt hours in 1995 to 23 trillion kilowatt hours in 2020. The greatest increases are expected in developing countries in Asia and in Central and South America. Distributed power is the most desirable mode for the electrical infrastructure in many developing nations because it permits them to avoid spending billions of dollars to build central power stations that store, transmit and distribute electricity. PV systems are an attractive alternative. While the rate of growth in industrial nations will be slower, demand nevertheless will be substantial. For example, new electrical generating capacity required by U.S. utilities alone to meet growing demand and to replace retiring units is estimated at 363 gigawatts by 2020.

PV is now addressing the huge residential, commercial and industrial markets as its price comes down and its many benefits become more widely known. The consensus among PV market forecasters is that penetration of these markets will be explosive when PV system prices decline to less than $3/watt, a price at which PV will be able to compete on a purely economic basis with coal, gas and oil. Module manufacturing costs will have to drop to $1/watt, which United Solar will achieve as it moves into high-volume production.

(Page 10)

ECD/United Solar's Unique PV Technology

From the beginning, ECD/United Solar's PV technology was designed for high-volume, low-cost production in order to be economically competitive with fossil fuels as a major source of energy worldwide. This goal has required the invention of new PV materials, device designs and production processes.

For PV to be able to compete in the global utility and distributed power markets, its module manufacturing costs must be less than $1/watt. Crystalline silicon technology, the PV industry's workhorse for many years, requires fabricating solar cells from single-crystal or polycrystalline silicon semiconductor materials. Producing this type of solar cell requires growing a solid crystal--which is an expensive and energy-intensive process--slicing it and processing the cells into modules. Cost-reduction efforts for this technology have reached a plateau, and it is generally conceded that the high materials cost and multiple processing steps needed to manufacture these types of modules will prevent this technology from breaking the $1/watt barrier.

Photovoltaic Applications

Communications
- -  Telecommunications
- -  Fiber optic repeaters
- -  Extended backup power
- -  Satellites

Energy--Electric
- -  Control and monitoring (e.g., sectionalizing switches)
- -  Service alternative to lightly-B50 loaded lines
- -  Billboards and signs
- -  Remote homes and cabins
- -  Distribution/generation support
- -  Building-integrated PV
- -  Homes, buildings and utilities

Energy--Oil and Gas
- -  Control and monitoring
- -  Cathodic protection for pipelines and platforms

Transportation
- -  Navigational aids
- -  Communication (e.g., roadside phones)
- -  Construction signs
- -  Directional and safety signs Traffic control and monitoring
- -  Cathodic protection of bridges, etc.

Agriculture
- -  Water pumps
- -  Electric fences
- -  Irrigation control
- -  Advanced monitors

Security/Safety (Crime Prevention)
- -  School crossing lights
- -  Lights for bus shelters
- -  Pathway lighting
- -  Emergency phones

National Security
- -  Remote facility power
- -  Portable power systems
- -  Portable power for soldiers
- -  Remote sensors and robotics
- -  Vehicle battery maintenance

Disaster Mitigation and Relief--Emergency Power
- -  Communications
- -  Water pumping and disinfection
- -  Power for clinics, kitchens and shelters
- -  Area lighting

Environment
- -  Resource and weather monitoring
- -  Parks and recreation areas
- -  Riparian management

(Page 11)

ECD/United Solar developed its proprietary solar cell technology for large-scale production of solar electric energy by addressing three key requirements:
- -  Low materials cost
- -  High energy conversion efficiency with good stability
- -  Low-cost, high-yield production process


Low Materials Costs

United Solar uses thin-film, vapor-deposited amorphous silicon alloy materials instead of crystalline semiconductors to make solar cells. The amorphous silicon alloy absorbs light more efficiently than its crystalline counterpart, so the amorphous silicon solar cells can be 50 to 100 times thinner, a factor that significantly reduces materials costs. Thin-film deposition also requires far less energy than is needed to produce crystalline solar cells, which reduces costs even further. In fact, it takes seven years for a crystalline solar cell to produce the energy that was required for its production, while United Solar's amorphous silicon alloy cells have a 1.5 year energy payback.

High Energy Conversion Efficiency With Good Stability

One of the most important measures of solar cell performance--and a major factor in the cost of solar electricity--is the efficiency with which the cell converts sunlight to electricity. The higher the efficiency, the lower the cost of electricity produced. Commercial crystalline solar cells are generally between 10 and 12 percent efficient.

During its early stages, amorphous silicon alloy solar technology had a lower conversion efficiency and a tendency to degrade under prolonged exposure to sunlight. ECD/United Solar addressed both of these problems by developing a thin (less than 1 micron) multi-junction device composed of nine intrinsic layers (three sub-cells) that--for the highest efficiency and improved stability--absorb the different color photons of the solar spectrum.

ECD/United Solar holds the energy efficiency records for all relevant amorphous silicon solar cell structures. In 1994, the company achieved a new world record of 10.2 percent stabilized light-to-energy conversion efficiency for a large-area amorphous silicon alloy module. According to the U.S. Department of Energy, which announced the breakthrough, "realizing the 10 percent performance milestone means that thin-film PV with its promise of low-cost production moves into commercial reality."

(Drawing)
Solar Cell
(Caption:)
The ECD/United Solar triple-junction cell uses three thin-film sub-cells that convert the red, green and blue portions of the solar spectrum to attain higher efficiencies

(Page 12)

In 1997, United Solar set another world record by achieving 13 percent stabilized light-to-energy conversion efficiency for a small area device, thereby breaking its own record in the field. Work at ECD and United Solar laboratories will lead to continued improvements in energy efficiency.

Low Cost, High Yield Production Process

ECD also pioneered development of a revolutionary, proprietary, continuous roll-to-roll solar cell deposition process, which is analogous to the low-cost production process used for other large surface area products such as photographic film and newsprint. Using a roll of stainless steel that is typically a half-mile long and 14 inches wide, nine thin-film layers of amorphous silicon alloy are deposited in a continuous, sequential manner in an automated machine to produce a three-cell structure. Minimal downtime as a result of planned maintenance and high yield from this process further increase production efficiency. The roll of solar cell material then is processed for use in a variety of PV products. The roll-to-roll production process offers significant economy-of-scale advantages and results in dramatic cost savings as production volume increases. This proprietary production process is key to making PV cost-competitive with fossil fuels. ECD has been building roll-to-roll PV deposition equipment since 1982, and United Solar's newest line is the seventh generation machine built by ECD.

In summary, all three factors required to make PV economically viable are successfully addressed by United Solar technology. Economies of scale that are realized through more efficient use of materials, automation of the module assembly process and high-volume production of PV modules (75 to 100 MW annually) will bring the fully-loaded cost of PV module production down to less than $1/watt.

ECD/United Solar Patent Position

ECD and United Solar have established a dominant patent portfolio in the field of thin-film, amorphous silicon photovoltaics. Together, they own 165 U.S. and 622 corresponding foreign patents that cover all aspects of their PV technology. Specific patents cover the fundamental materials from which PV devices are fabricated; the design of the multi-junction, spectrum-splitting PV cells; the specific processes for optimizing the fabrication of those PV cells; and the equipment for producing the cells in a continuous roll-to-roll process.

(Picture)
(Caption:)
United Solar 5MW roll-to-roll solar cell production line built by ECD

(Page 13)

An Overview of United Solar Products

ECD/United Solar technology is uniquely able to use different substrate materials to produce a variety of products. Current United Solar products use a 5-mil thick stainless steel substrate and are encapsulated in Tefzel(TM) and other weather-resistant polymers. ECD/United Solar also is developing technology for ultralight, ultra-thin solar cells to address a growing market segment.

United Solar's triple-junction technology received an R&D 100 Award from R&D Magazine recognizing it as one of 1998's most significant advances. All United Solar products are free of breakable glass, and, of course, their thin-film cells will not fracture as crystalline cells can. United Solar products are lightweight, rugged and flexible--all unique characteristics among solar products. These products also incorporate bypass diodes across each cell, which permits the modules to produce power even when they are partially shaded.

(Chart)
United Solar Triple-Junction Solar Cell Performs Well In Shaded Conditions


(Drawing:) Triple Solar Cell
(Caption:)
Triple-junction spectrum splitting amorphous silicon alloy solar cell less than 1/50th the thickness of a human hair

(Call-out:) Thin-film photovoltaics are economically viable

(Page 14)

Uni-Solar Flexible Solar Chargers

United Solar has a line of flexible, portable battery chargers that have many uses, particularly in marine and other outdoor environments. These chargers can be stowed easily beneath seat cushions or inside lockers. When placed on an automobile or recreational vehicle dashboard, they can be used to keep batteries in top working condition. And, unlike other portable battery chargers, they continue to operate even when they are partially covered by shadows created by rigging, antennas or trees.

Uni-Solar Rigid Power Modules

United Solar also offers a line of rigid power modules that can be used individually or in any size array for stationary power applications. They are composed of an anodized aluminum frame and galvanized steel back plate that provide stiffness to United Solar's flexible solar cells. A weather-resistant junction box completes the module, which is covered by a 20-year warranty.

These rugged, unbreakable power modules are the building blocks of both large and small power systems. Some individual modules are packaged with efficient compact fluorescent lights, a controller and other hardware into the popular Uni-Kit(TM), a small home-lighting system that is easily transported into remote locations. The power modules also can be assembled into arrays in a variety of sizes to meet residential or commercial power needs.

(Picture)
(Caption:)
Uni-Solar flexible solar chargers and rigid power module

(Picture)
(Caption:)
Mexican woman carries the future to her mountain village--her child and a Uni-Solar self-contained lighting system on her back

(Picture)
(Caption:)
Four kW array constructed of  Uni-Solar power modules

(Page 15)

Uni-Solar Roofing Products

United Solar has introduced an exciting new line of solar-electric roofing products to meet the expanding global need for electric power. Whether they are used in a remote installation far from the electric-power grid, or to upgrade an existing utility service, or to provide an environmentally-friendly and economically-competitive alternative to grid-supplied electricity, Uni-Solar roofing products will have a major impact on the industry. They address key concerns--cost, ease of installation and aesthetic about using rooftop or building-integrated PV.

Most residential buildings use rooftop shingles, which are reliable, cost-effective and attractive. United Solar worked with a leading shingle manufacturer to design a solar product that looks and functions like a conventional shingle but has the added advantage of generating electricity. United Solar's shingle can be laid out and nailed to the roof, just like its conventional counterpart.

In November 1996, United Solar's flexible solar shingle received the Popular Science 1996 "Best of What's New" Grand Award in the Environmental Technology category. The shingle was honored in June 1997 by Discover magazine for being the best innovation among the thousands that were entered in the Environment category. U.S. Secretary of Energy, Federico Pena, commented that, "There is a tremendous international competition in the development of roof-integrated solar panels, and DOE is proud to be associated with this cutting-edge technology to maintain the U.S. lead in the world."

United Solar also markets an architectural standing seam metal roofing product. Flexible solar cells are laminated directly onto metal roofing panels that measure up to 24 feet in length. The solar panels closely match the appearance of standard metal roofing units, which preserves a consistent, attractive appearance.

(Picture)
(Caption:)
Uni-Solar shingle array installed on the Southface Energy Center in Atlanta, Georgia

(Picture)
(Caption:)
New Uni-Solar solar electric shingle

(Page 16)

The first use of this product was a 1.5 kW DC roofing system installed on a National Association of Home Builders (NAHB) 21st Century Townhouse. After receiving a few minutes of simple instruction, the roofers who installed the system reported that they were able to install the 18 PV panels in approximately the same time they would need for a conventional metal roof. The grid-connected system and its 16 kW battery backup provide power to the townhouses in the NAHB Home Park, which features alternative construction and advanced energy-efficient materials and systems.

Uni-Solar structural standing seam solar electric roofing products round out the company's roofing products line. Pictured above right is a 10 kW AC array that shades U.S. Army vehicles from the blazing sun of the Yuma Proving Ground in Arizona while producing needed electricity. The array reduces the mid-day peak power consumption at the site. Since conventional shaded parking in Arizona costs approximately $5/sq. ft., the cost of the solar electric system is effectively reduced. This type of system is of particular interest to the Army to help meet its need for off-grid, remote-site power in high-temperature climates. The Yuma site demonstrates the durability of Uni-Solar roofing panels in an environment where ambient temperatures can soar to 120 degrees F (49 degrees C) in the summer, and where the array temperature approaches 167 degrees F (75 degrees C).

(Picture)
(Caption:)
Installing Uni-Solar metal roofing

(Picture)
(Caption:)
1.5 kW metal-roofing system on an NAHB house

(Picture)
(Caption:)
PV-covered parking at the U.S. Army's Yuma Proving Ground

(Page 17)

Uni-Solar Portable Solar Chargers

United Solar modules can be packaged for many specialty applications. The company's portable solar charger (photo below) is designed to be carried into remote areas for field communications, emergency power and battery maintenance. Semi-finished PV modules are connected in series/parallel and sewn into tough nylon fabric that can be folded compactly. The charger is abuse-tolerant, functional in partial shade, lightweight and easy to transport so that it can provide power for the military, hikers, climbers and photographers.

Space PV Products

United Solar's thin-film amorphous silicon alloy solar panels also are useful for space telecommunication applications. For many years, satellites have used crystalline silicon or gallium arsenide solar cells to generate power, but these cells are expensive, fragile and significantly heavier than United Solar's thin-film cells.

There is a growing need for low-cost and lightweight solar cells for the large number of satellites that will be launched during the next five years to facilitate faster global access to telephones, Internet and video phones. United Solar has been evaluating its technology to address this huge market.

NASA has confirmed that the total area efficiency of United Solar's cells is 12 percent under AM0 solar illumination present in space. United Solar has demonstrated the radiation hardness and superior high temperature properties of its cells, which are able to retain more power than conventional crystalline cells under operating conditions prevalent in space. The cells also have gone through thousands of thermal cycles under space conditions. United Solar modules currently are being tested on the MIR Space Station, where they are demonstrating reliable space performance without any degradation.

United Solar lightweight products from the company's current production machinery have demonstrated significant cost savings for groups that launch satellites. The use of the low-cost technology permits United Solar to price the products lower than conventional products. We are developing an ultralight technology that incorporates our solar cells deposited on polymer in order to further increase specific power density.

United Solar has been approached by several space companies that recognize the need for low-cost PV for use in a constellation of satellites and other space platforms that will be launched during the next five years. We believe that amorphous silicon alloys and related materials are the enabling technology for these applications, and United Solar is the leader in this field.

(Picture)
(Caption:)
Uni-Solar portable solar charger

(Page 18)

ENERGY STORAGE

Ovonic Nickel Metal-Hydride Batteries

ECD's approach to energy systems has both generation and storage components. The company developed its photovoltaic technology to generate energy and the Ovonic nickel metal-hydride (NiMH) rechargeable battery to store it. Like its PV technology, the proprietary Ovonic NiMH battery is dominant in its field.

Rechargeable batteries are a fundamental component of portable electronics, transportation systems and a host of other applications. More than 750 million rechargeable consumer NiMH batteries were sold in 1998, and this market is growing 30 percent annually. All significant manufacturers of NiMH batteries have agreements with ECD/Ovonic Battery Company.

The Ovonic NiMH battery is based on new hydrogen storage materials invented and developed by ECD and its subsidiary, Ovonic Battery. The battery represents a fundamentally new approach to energy storage through the use of engineered electrode materials made of multi-element alloys that exhibit compositional and structural disorder enabling desirable battery properties. Ovonic battery technology breakthroughs are protected by fundamental patents recognized in the U.S., Japan, Europe and many other nations.

ECD/Ovonic Battery has commercialized its NiMH technology through licensing, battery manufacturing joint ventures and mass production of battery electrodes and electrode materials for its own use and for sale to its joint ventures and licensees.

Ovonic NiMH batteries have moved from concept to commercial production in a relatively short time.
- - Ovonic Battery Company, Inc., a subsidiary of ECD, was founded in 1982 to develop and commercialize patented and proprietary NiMH rechargeable battery technology.
- - Beginning in the late 1980s, the first Ovonic NiMH batteries were commercialized under license from Ovonic Battery to all significant manufacturers of small batteries and introduced into the marketplace for portable electronics applications.
- - In 1993, Ovonic Battery delivered its first EV battery packs for test and evaluation by vehicle manufacturers.
- - In 1994, General Motors Corporation and Ovonic Battery formed a manufacturing joint venture, GM Ovonic, L.L.C., to commercialize NiMH batteries for electric vehicles (EVs).
- - In 1996, GM Ovonic began production of its first generation of NiMH EV batteries using initial manufacturing equipment and began developing high-volume processes for battery production.
- - In 1997, Ovonic Battery developed a "Family of Batteries" to power the full range of EVs and hybrid electric vehicles (HEVs).
- - In 1997, the first NiMH production EV batteries were in daily customer use and became the battery of choice in the EV industry.
- -  In 1998, Ovonic Energy Products, Inc., a wholly-owned subsidiary of
   GM Ovonic, L.L.C., moved into a plant in Kettering (Dayton area), Ohio, to produce advanced NiMH batteries for EVs.

(Page 19)

Portable Electronics Batteries

Ovonic NiMH batteries were first commercialized in small cell sizes to replace rechargeable nickel cadmium (NiCd) batteries that were widely used in notebook computers, cellular telephones and other portable electronics devices. Ovonic batteries store more than twice as much energy per unit weight as lead-acid or NiCd batteries. Their characteristics include high power, long cycle life, no memory effect, and they are maintenance free. Because they are made of environmentally-friendly materials, their disposal does not pose hazardous waste problems, in contrast to most conventional batteries. In many applications, Ovonic NiMH batteries provide a run time that approaches non-rechargeable (primary) batteries. With a cycle life of 1,000 charges, one Ovonic battery functionally replaces 1,000 primary batteries.

The current global market for small rechargeable batteries is $4 billion, and Ovonic NiMH battery licensees include all of the major producers of consumer NiMH batteries. High energy density Ovonic NiMH batteries are rapidly replacing the NiCd batteries that once dominated this market.

Electric Vehicle (EV) Batteries

Ovonic NiMH batteries also have become the battery of choice for EVs of all types. Although Thomas Edison and Henry Ford developed the first EVs at the turn of the century, vehicles powered by internal combustion engines soon surpassed them in performance. Now, interest in EVs has returned, driven by concerns over the quality of the environment.

Yet, until recently, only lead-acid batteries were available for EVs--the same battery technology that was used in electric cars at the beginning of the automotive age 100 years ago. Lead-acid batteries could provide only limited range for EVs. They require many hours to recharge, and they have to be replaced frequently.

(Picture)
(Caption:)
Consumer batteries that use Ovonic NiMH materials

(Picture)
(Caption:)
ECD's metal-hydride alloy materials and an early NiMH battery cell

(Picture)
(Caption:)
Ovonic Family of Batteries

(Page 20)

The Ovonic EV battery is a robust, high-performance battery that has all of the characteristics needed for practical, marketable EVs, and its high energy density has been responsible for record driving ranges on a single charge. Its high power density enabled an electric truck to set a world record in an EV race by climbing more than 14,000 feet to the top of Pikes Peak. The Ovonic EV battery will last the lifetime of the vehicle, can be recycled, is made of non-toxic materials, and is highly efficient.

During the 10th anniversary of the Tour de Sol competition, a four-door Chevrolet GEO Metro with a gasoline engine and an electric version of the same car--the Ovonic battery-powered Solectria Force--drove a 23.5 mile city route in mid-town Manhattan. The gasoline-engine car used 2.28 gallons of fuel to cover the route, while the electric car used 2.87 kWh, the energy equivalent of 0.27 gallons. At $1/gallon for gasoline, it cost $2.28 to power the GEO Metro and only $0.25 to power the Solectria Force. In city driving, the Metro's 12-gallon fuel tank would have provided a range of 120 miles compared to the Ovonic battery-powered Solectria's 220 mile range.

In addition to EVs, automotive manufacturers are also looking at another type of energy-efficient vehicle--the hybrid EV (HEV). The HEV uses a small-displacement internal combustion engine in conjunction with a battery-powered electric drive. The series HEV uses its engine to drive a generator to charge the batteries that provide power to an electric drive motor. The parallel HEV uses both its engine and an electric motor to drive the vehicle. In both parallel and series HEVs, fuel economy is improved and exhaust emissions are reduced in comparison with similar-size vehicles with conventional internal combustion engines. HEVs with our batteries can offer at least 80 mpg in the charge- sustaining mode and approximately 100 mpg in the charge-depletion mode. Only the all-electric vehicle is classified as a zero-emission vehicle (ZEV) by the U.S. Environmental Protection Agency.

In the continuing quest for lower emissions, automakers have been investigating the use of fuel cells that operate on hydrogen. Fuel cell vehicles also use an NiMH battery for start-up and recovering braking energy.

ECD/Ovonic Battery has undertaken a major development program to meet the battery requirements of the manufacturers of EVs, HEVs and fuel cell powered vehicles. The result is our family of Ovonic batteries that exhibit a wide range of power and energy characteristics suitable for any type of EV, HEV or fuel cell vehicle.

Record Driving Ranges* of Electric Cars Using Ovonic NiMH Batteries
- - Boston to New York City on the equivalent BTU energy of less than one gallon of gasoline (Solectria Sunrise, Oct. 1997)
- -  373 miles (Solectria Sunrise, 1996 Tour de Sol)
- -  245 miles (GM Impact, a prototype of the EV-1)
- -  244 miles (Solectria Force, 1996 Tour de Sol)
- -  190 miles (Hyundai Sonata)
* On a single charge

(Call out:)
Ovonic NiMH batteries--the enabling
technology that makes EVs and HEVs practical

(Page 21)

(Drawing)
Family of Ovonic NiMH Batteries
(Caption:)
Advanced energy storage solutions for electric and hybrid electric vehicles

(Table)
Ovonic NiMH Battery Performance Characteristics

                            GMO1        GMO2        GMO3**      HEV60    HEV20**
Capacity (Ah)               90          100         100         60       20
Specific Energy (Wh/kg)     75           80          95         70       65
Energy Density (Wh/L)      170          200         230        170      160
Specific Power (W/kg)*     225          300         350        630      650
Power Density (W/L)        600          750         850      1,700    1,600
*50 percent DOD
**Preliminary numbers for design under development

(Chart)
Module Voltage vs Current (Amps)

(Chart)
Ovonic NiMH EV Battery DST Capacity

Several potential customers are interested in high-power Ovonic NiMH HEV batteries because of their ability to accept a very high rate of charge and their unique high energy density that maximizes driving range. These characteristics are especially important to HEVs because they need to capture as much of the energy generated during deceleration and braking as possible. The more closely matched the charge (deceleration) and discharge (acceleration) rates of the battery, the better balanced the vehicle drive system will be. Compared to other types of batteries, including those with high power capability, the Ovonic NiMH HEV battery excels.

The following chart compares voltage-current characteristics of the Ovonic NiMH HEV module to a high-power lead-acid battery module during an aggressive HEV driving cycle. In contrast to the data shown for a typical high-power lead-acid battery, the slope of the Ovonic NiMH data is constant and shows much lower resistance on charge. The Ovonic NiMH battery effectively has the same resistance on both charge and discharge, which means that it has greater acceptance of regenerative energy during deceleration or braking.

Another important characteristic of Ovonic NiMH batteries is their ability to perform over a wide range of operating temperatures, which permits thermal management to be achieved by simple cooling methods. The plot above shows the temperature dependence of battery performance taken as the dynamic stress test
(DST) capacity under simulated driving conditions. Note that the wide operating range extends to very low temperatures where other batteries suffer substantial losses in capacity.

(Page 22)

First-generation production batteries from GM Ovonic began fleet tests by several utilities in 1997. Now they are available in the GM S-10 electric pickup truck and the GM EV1 and are being received enthusiastically. Later generation EV batteries with increased range and lower prices will be offered by GM Ovonic.

Another particularly attractive market for Ovonic NiMH batteries is electric motorcycles, scooters and bicycles. India, China, Taiwan and some countries in Europe have large populations that rely heavily on two- and three-wheel motorized vehicles that use highly polluting two-stroke internal combustion engines. Many people in these nations suffer from oppressive air pollution and related health problems caused in large measure by vehicle emissions.

Electric versions of these vehicles offer many benefits, including:
- -  No emissions
- -  Lower operating costs
- -  Less maintenance
- -  Quiet operation
- - Range and performance equivalent to their internal combustion engine counterparts

The need for these types of EVs is great, and indications are that the market will develop rapidly. The two- and three-wheel market in India alone is projected to be four million vehicles annually by the year 2000. Ovonic NiMH batteries for these applications are being commercialized through licensing and joint ventures. At this time, leading Japanese manufacturers are evaluating Sanoh/Ovonic scooter batteries produced in Japan, and a fleet of Ovonic battery-powered scooters has been delivered for evaluation to Piaggio, a leading European scooter manufacturer.

ECD/Ovonic Battery is working closely with several groups, including EV Global Motors Company, a Lee Iacocca enterprise, to develop the important bicycle and scooter market.

(Picture)
(Caption:)
GM Ovonic 11-cell battery module, the GMO1

(Picture)
(Caption:)
Ovonic NiMH battery-powered scooters and bicycles

(Picture)
(Caption:)
GM's S-10 electric truck for fleet use

(Page 23)

Sovlux Battery

In March 1998, ECD announced the formation of Sovlux Battery, a new affiliate of its Russian joint venture, Sovlux. The subsidiary, which is owned 50 percent by ECD and 50 percent by Chepetsky Mechanical Plant (ChMP) in Glazov, Russia--and part of the Russian Ministry of Atomic Energy--will produce NiMH battery materials in Russia for sale to Ovonic Battery and its licensees. It also will manufacture batteries for the emerging two- and three-wheel EV markets in Europe and Asia. The use of abundant Russian raw materials, ChMP's alloy processing and production expertise, and joint collaboration on battery research and development are expected to result in substantial reductions in the cost of Ovonic NiMH batteries.

NiMH Battery Applications

There are many markets that require the high energy and power output, long life and environmentally-friendly design of Ovonic NiMH batteries (see the following chart). Ovonic Battery's applications engineers are working with its marketing staff to match battery specifications to product needs. Ovonic Battery worked closely with Corbin-Pacific, Inc., to develop a cost- and energy-efficient battery pack for the Sparrow personal transportation vehicle shown above right.

(Picture)
(Caption:) The Corbin-Pacific Sparrow is an Ovonic NiMH battery-powered personal commuter transportation vehicle

(Table)
Ovonic NiMH Battery Market Opportunities
- -  Electric and hybrid electric drives
- -  Buses
- -  Trucks
- -  Passenger cars
- -  Two- and three-wheel vehicles
- -  Tractors
- -  Marine/boats
- -  Submarines
- -  Telecommunications
- -  Aviation
- -  Railroads
- -  Robotics
- -  Portable electronics
- -  Portable power tools
- -  Motive power--forklift trucks, cranes, etc.
- -  Military uses
- -  Starter lighting and ignition
- -  Wheelchairs and mobility scooters
- -  Farm equipment (mobile and stationary)
- -  Gas and oil industry
- -  Distributed power storage
- -  Emergency power
- -  Lawn mowers and other garden equipment
- -  Standby power (UPS)

(Page 24)

Ovonic Thermal Hydride Products

The first giant step toward a hydrogen economy already has been taken. When people drive an Ovonic battery-powered EV or HEV, they are already participating in the hydrogen economy-- they are "riding on hydrogen." Hydrogen is, without question, the fuel of the future. Through our efforts, the hydrogen economy is here now with the use of our nickel metal-hydride batteries that reversibly store hydrogen in a solid and discharge it in response to an electrochemical gradient. Hydrogen is the lightest element and the most common one in the universe. Using it as a replacement for fossil fuels will usher in a profound, positive change in the world economy.

Ovonic hydrogen storage materials have a wide range of applications other than NiMH batteries. When the materials absorb hydrogen, they produce a quantity of heat. Conversely, the alloys will release hydrogen while absorbing heat. By atomically engineering these alloys, it is possible to produce materials that absorb/desorb hydrogen over specific pressure and temperature ranges. These materials can be used for hydrogen storage, hydrogen compression, hydrogen purification and heat pumps.

ECD's Thermal Hydride Group currently is developing hydrogen storage alloys that offer high volumetric hydrogen storage densities at low pressures. These storage systems are ideal to provide the fuel for proton exchange membrane (PEM) fuel cells that are gaining so much attention. For many years, we have shown that they also can be used to fuel internal combustion engines with many obvious advantages.

From the beginning, ECD also has been successful in designing low-cost, highly efficient catalysts for various applications that have resulted in a great advantage for our hydrogen systems.

For storing, transporting and using hydrogen, Ovonic hydride products offer safe, low pressure, high-density alternatives to gaseous or liquid hydrogen. They offer solutions for a broad spectrum of stationary and portable power applications, with vehicles being of prime importance.

The use of solar energy and hydrogen taps the resources of our universe rather than just those of earth. They are the basic building blocks that can be put together as a system. ECD/United Solar PV panels achieve this unity with hydrogen by generating the electricity that electrolyzes water into hydrogen and oxygen. The hydrogen gas may be stored in safe and compact Ovonic metal-hydride storage devices. A system is being designed for home or small-scale commercial production of hydrogen that can be used to replace conventional fuels (gasoline, diesel fuel and propane) for cooking, for use in lawn and garden equipment, and for use in small fuel cell or internal combustion engine vehicles such as scooters. The system is totally pollution-free and economical, and it can be scaled to any desired size.

The world has another urgent need--for clean water. Our PV products are an ideal component of a water desalination system when they are used to generate electricity to pump brackish and pure water and also to split brackish water into its constituents--hydrogen and oxygen. The hydrogen can be stored for later use and recombined with oxygen in, for example, a fuel cell to produce electricity and potable water.

Hydrogen was born in the Big Bang; the sun exists by burning its hydrogen; we tap into the ultimate nondepleting, nonpolluting energy source in the universe.

(Page 25)

THIN-FILM MATERIALS

High-Rate Deposition for Low-Cost Products

Throughout the 1980s, ECD developed a range of advanced vapor deposited thin-film materials and production technologies, including a high-rate microwave plasma chemical vapor deposition (MPCVD) process. This unique high-speed process uses our atomic engineering of materials for many commercial applications. The company currently is pursuing two of those applications--high-performance optical coatings and commodity barrier films.

Optical Films

ECD's MPCVD process has been applied in the development of novel, low-cost, transparent thin-film optical coatings that selectively absorb, reflect or transmit certain types of electromagnetic radiation. These coatings have a wide range of commercial applications--from anti-glare screens for computer and television displays to solar-control windows for architectural and automotive applications.

Today, high-quality optical coatings are produced by magnetron sputtering, a costly and decades-old technology. ECD recently demonstrated that its high-speed MPCVD technology can produce coatings with the optical, mechanical and uniformity specifications required for high-quality optical coatings at approximately one-tenth the cost of current technology.

ECD also is engaged in a development program under the auspices of the U.S. Department of Energy to develop a new generation, selective solar radiation control (low emissivity) coating to reduce summer heat buildup in automobiles. The technology is expected to lower the cost of these films significantly and to lead to market expansion in the future.

Barrier Films

Another important application is transparent barrier coating for plastic beverage containers and flexible packaging films. An extremely thin coating (less than one millionth of an inch thick, or 1/50th of a wavelength of visible light) of ECD's MPCVD amorphous silicon oxide (quartz glass) improves the oxygen and water vapor barrier of commodity flexible and rigid packaging films by about a factor of 100. By blocking oxygen and water vapor transmission, the shelf life of food, beverages, pharmaceuticals and other types of sensitive products is extended. The barrier coating provides the protection of aluminum and other foil wraps and opaque materials, but it costs less and it is completely transparent, microwavable and recyclable.

(Picture)
(Caption:)
Roll-to-roll coating machine deposits low-cost, ultra-thin transparent film on rolls

(Page 26)

MACHINE-BUILDING DIVISION

For each product application of its engineered amorphous and disordered materials, ECD develops the production process and designs and builds the production machinery. This contributes to the company's ability to move new technology from the concept stage, through the R&D and pilot production stages, and into volume production. It also provides other business opportunities for our machine-building division.

ECD's Production Technology and Machine-Building Division has extensive experience in designing and building volume production, pilot production and R&D machinery for various commercial customers as well as for its own use and for its business affiliates.

The division has designed and built seven generations of photovoltaic production lines, production equipment for Ovonic battery materials, and R&D and manufacturing equipment for its barrier film, information and other materials technologies. The division also has built specialized equipment for licensees and other customers that require advanced vacuum coating technology.

As the markets for ECD technologies continue to grow, the division expects to continue to receive major machine-building contracts, thereby adding to the company's return on its technology investments.

In summary, we invent the materials, the products and the production technology to build important new needed industries.

(Picture)
(Caption:)
Ovonic optical/electronic memory research and development machine

(Picture)
(Caption:)
Five megawatt roll-to-roll solar cell deposition machine built for United Solar

(Picture)
(Caption:)
Internal view of United Solar's 5 MW solar cell processor

(Page 27)

ECD ASSET VALUES

Patents/Intellectual Property:       354 United States, 846 Foreign

Joint Ventures and Subsidiary:

United Solar                         Canon invested $58MM+ for its 49.98%
(49.98% owned by ECD)                interest

GM Ovonic                            GM is investing $20 MM for its 60% interest
(40% owned by Ovonic Battery)

Sovlux                               KVANT & Minatom invested $15 MM+ for their
(50% owned by ECD)                   50% interest

Ovonic Battery Company               20+ licensees
(91.4% owned by ECD)                 Sanyo, Sanoh and Honda each purchased an
                                     interest in Ovonic Battery which values
                                     the Ovonic Battery Company at approximately
                                     $150MM

Capital Equipment:                   Replacement value is $15MM+

Tax Loss Carryforwards:              $42 MM in reduction of future income taxes

(Page 28)

ECD PEOPLE

Human Resources

At ECD, people are the most important asset that appreciates in value, unlike capital that depreciates in time.

Human Relationships

We aspire to a high standard of excellence in human relationships. Specifically, we intend:

1. To select and place employees on the basis of qualifications for the work to be performed--without discrimination in terms of race, religion, national origin, color, sex, age, or handicap unrelated to the task at hand.
2. To place people only on jobs which are truly productive and necessary for achievement of organizational objectives.
3. To show each employee the purposes of his or her job and work unit, and insist that work be done efficiently and well. We ask that people give their best efforts, including their ideas and suggestions for improvement.
4. To maintain reasonable standards of work, and strive to offer people opportunities to be challenged and make the best use of their abilities and energies.
5. To encourage self development, and assist employees in improving and broadening their job skills.
6. To protect people's health and lives. This includes maintaining a clean, safe work environment as free as practicable from health hazards.
7. To provide employees with timely information concerning company operations and results, as well as other work-related matters in which they logically have an interest.
8. To promote from within the corporate organization--in the absence of factors that persuasively argue otherwise.
9. To compensate people fairly, according to their contributions to the company, within the framework of national and local practices.
10. To develop human relationships that inspire respect for, and confidence and trust in, the company. We also insist that not only rights but values of co-workers be respected.
11. To place operating decisions at the lowest level in the organization at which they can be competently resolved. This includes giving employees opportunities, commensurate with their capabilities, to make decisions that will lead to improved performance.
12. To create an environment which develops a feeling of responsibility within every employee for the overall performance and well-being of ECD--especially as we seek improvement in containment of costs, avoidance of waste, adherence to quality standards, greater productivity, and better utilization of assets.
13. To give special effort to working directly with each other in a helpful, friendly way--seeking to avoid bureaucracy and other hazards common to large organizations--and remembering the Golden Rule is as applicable to human relationships in the work place as it is in the community and home.

(From ECD's long-standing Corporate Values and Operating Principles)

(Inside Back Cover and Flap:)

THE PEOPLE OF ECD AND ITS AFFILIATES

Pictures of some of the people who make the magic happen at ECD

(Outside Back Cover Flap)

ECD MANAGEMENT

(Picture)
(Caption:)
Bob Stempel with Ken Baker

(Picture)
(Caption:)
Stan and Iris Ovshinsky welcome Tyler Lowrey

(Picture)
(Caption:)
Top row from left to right:
Nancy M. Bacon
Stephan W. Zumsteg
Roger John Lesinski
Ghazaleh Koefod
Subhash K. Dhar
Marvin S. Siskind

(Caption:)
Bottom row from left to right:
Kenneth R. Baker
Robert C. Stempel
Stanford R. Ovshinsky
Iris M. Ovshinsky
Tyler Lowrey

(Back Cover)

Energy Conversion Devices, Inc.
1675 West Maple Road
Troy, Michigan 48084 U.S.A.
Telephone: 248.280.1900
Fax: 248.280.1456
e-mail: ovonic@aol.com
www.ovonic.com

Stockholders are encouraged to read the Company's Annual Report on Form 10-K carefully, including the information contained in the section Cautionary Statement for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995.

This paper meets or exceeds EPA guidelines for recycled papers.

ECVCM-TPB-98